Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 for Manhattan Scientifics, Inc., of our report dated [ ], 2005, on our audit of the consolidated financial statements of Manhattan Scientifics, Inc. (a development stage enterprise) included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.


/s/ AJ Robbins, PC
-----------------------------------
AJ Robbins, PC

Denver, Colorado
March 29, 2005